UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   October 30, 2002

SAFENET, INC.

(Exact Name of Registrant as Specified in Charter)

8029 Corporate Drive, Baltimore, Maryland  21236

(Address of principal executive offices)

Delaware	0-20634	52- 1287752
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Registrant’s telephone number, including area code: (410) 931-7500

(Former Name or Former Address, if Changed Since Last Report)

Item 5.                                    Other Events.

On October 30, 2002, SafeNet, Inc., a Delaware corporation (“SafeNet”), entered into a definitive Agreement and Plan of Reorganization with Cylink Corporation, a California corporation (“Cylink”), and Sapphire Acquisition Corp., a California corporation and a wholly owned subsidiary of SafeNet, pursuant to which SafeNet will acquire Cylink by a merger of such subsidiary with and into Cylink.  As a result of the merger, the outstanding common stock of Cylink will be converted into the right to receive 0.05 of a share of SafeNet common stock (plus cash in lieu of fractional shares).

The foregoing description of the merger does not purport to be complete and is qualified in its entirety by reference to the Agreement and Plan of Reorganization, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

Item 7.                                    Financial Statements and Exhibits.

(c)           Exhibits

Exhibit 2.1                                           Agreement and Plan of Reorganization dated October 30, 2002 by and among SafeNet, Inc., Sapphire Acquisition Corp., and Cylink Corporation.

Exhibit 99.1                                     Press Release dated October 30, 2002.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFENET, INC.
By:	/s/ Anthony A. Caputo
Anthony A. Caputo
Chief Executive Officer

Date:           October 31, 2002

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Reorganization dated October 30, 2002 by and among SafeNet, Inc., Sapphire Acquisition Corp., and Cylink Corporation.
99.1	Press Release dated October 30, 2002.